EXHIBIT 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------

We hereby consent to the incorporation by reference in the Registration Statements (Forms S-8 Nos. 33-78296, 33-84554, and 33-11765) of Hydron
Technologies, Inc. and the related prospectuses of our audit report dated February 20, 2007 with respect to the consolidated balance sheet at December 31, 2006 and consolidated statements of operations, changes in shareholders' equity (deficit) and cash flows of Hydron Technologies, Inc. for the year ended December 31, 2006 in the Form 10-KSB.

/s/ SHERB & CO., LLP

Boca Raton, Florida
April 2, 2007